UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2008
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
          On May 14, 2008, in connection with the closing of the initial public offering (the “Offering”) of 18,750,000 common units representing limited partner interests (“Common Units”) in Western Gas Partners, LP (the “Partnership”), the Partnership entered into a Contribution Agreement (the “Contribution Agreement”) with Anadarko Petroleum Corporation (“Anadarko”), Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), Western Gas Holdings, LLC (the “General Partner,” and together with the Partnership, Anadarko, WGR and WGR Holdings, the “Western Gas Parties”), WGR Asset Holding Company, LLC (“Asset HoldCo”), Western Gas Operating, LLC (“Operating GP”) and WGR Operating, LP (“OLP”). Immediately prior to the closing of the Offering, pursuant to the Contribution Agreement, the Partnership issued to WGR Holdings the right to receive any Common Units not purchased pursuant to the 30-day option granted to the underwriters of the Offering to purchase up to an additional 2,812,500 Common Units.
          On June 11, 2008, the underwriters of the Offering exercised their option and purchased 2,060,875 Common Units (the “Additional Units”) from the Partnership for approximately $34.0 million. The proceeds from this transaction of approximately $31.8 million (net of underwriting discounts and structuring fees) will be used to reimburse Anadarko for capital expenditures it incurred with respect to assets it contributed to the Partnership. Pursuant to the Contribution Agreement, concurrently with the closing of the sale of the Additional Units, 751,625 Common Units were issued to WGR Holdings. The issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
     The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is incorporated herein by reference to Exhibit 10.2 of the Partnership’s Current Report of Form 8-K, filed with the Securities and Exchange Commission on May 14, 2008 (File No. 001-34046).
          As more fully described in the section “Certain Relationships and Related Party Transactions” of the Partnership’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on April 25, 2008 (File No. 333-146700), which is incorporated herein by reference, each of the Partnership, the General Partner, Operating GP, OLP, Holdings, Asset HoldCo and WGR are direct or indirect subsidiaries of Anadarko. As a result, certain individuals, including officers of Anadarko and officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. The General Partner holds the 2.0% general partner interest in the Partnership and Anadarko indirectly owns approximately 59.6% of the limited partner interest in the Partnership.
Item 8.01. Other Events
     On June 6, 2008, the underwriters notified the Partnership of their intent to exercise the over-allotment option and purchase the Additional Units. On June 11, 2008, the Partnership announced that it has closed the issuance of the Additional Units under the over-allotment option granted to the underwriters in connection with the Offering. As described above, the underwriters exercised their option and purchased the Additional Units from the Partnership for approximately $34.0 million. The proceeds from this transaction of approximately $31.8 million (net of underwriting discounts and structuring fees) will be used to reimburse Anadarko for capital expenditures it incurred with respect to assets it contributed to the Partnership. A copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a) Exhibits

Exhibit
Number	Description

10.1
Contribution, Conveyance and Assumption Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Anadarko Petroleum Corporation, WGR Holdings, LLC, Western Gas Resources, Inc., WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, dated as of May 14, 2008 (incorporated by reference to Exhibit 10.2 to Western Gas Partners, LP’s Current Report on Form 8-K filed May 14, 2008 (File No. 001-34046)).

99.1	Western Gas Partners, LP Press Release, dated June 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Dated: June 11, 2008	By:	/s/ Robert G. Gwin
Robert G. Gwin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Contribution, Conveyance and Assumption Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Anadarko Petroleum Corporation, WGR Holdings, LLC, Western Gas Resources, Inc., WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, dated as of May 14, 2008 (incorporated by reference to Exhibit 10.2 to Western Gas Partners, LP’s Current Report on Form 8-K filed May 14, 2008 (File No. 001-34046)).

99.1	Western Gas Partners, LP Press Release, dated June 11, 2008.